UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B San Carlos, California 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to Current Report on Form 8-K/A (the “Amended Form 8-K”) is being filed solely to amend Item 9.01 of the Form 8-K filed on December 16, 2020 (the “Original Form 8-K”) to correct the title of the press release that was attached as Exhibit 99.1. The press release with the correct title is attached to this Amended Form 8-K as Exhibit 99.1, which replaces the incorrect Exhibit 99.1 filed with the Original Form 8-K. No other changes were made to Exhibit 99.1 other than correcting the title.

All Items of the Original Form 8-K other than Item 9.01 of the Original Form 8-K are unaffected by this Amended Form 8-K and such Items have not been included herein. No substantive revisions have been made to the Original Form 8-K or to the exhibits filed therewith other than Exhibit 99.1. This Amended Form 8-K does not modify or update disclosures in the Original Form 8-K, except as to update and replace Exhibit 99.1 included in the Original Form 8-K.

Item 9.01 Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
1.1	Placement Agency Agreement dated December 15, 2020, between BioCardia, Inc. and A.G.P./Alliance Global Partners.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	Securities Purchase Agreement dated December 15, 2020, by and among BioCardia, Inc. and the purchasers identified on the signature pages thereto.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
99.1*	Press Release dated December 16, 2020, entitled “BioCardia, Inc. Announces $10.5 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules.”

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ David McClung
David McClung
Chief Financial Officer

Date: December 21, 2020